Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                        For the Month of November 1998
                    Distribution Date of December 21, 1998
                           Servicer Certificate #43

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $39,708,377.38
Beginning Pool Factor                                           0.0934580

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,335,187.91
     Interest Collected                                       $355,608.68

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $15,742.17
Total Additional Deposits                                      $15,742.17

Repos / Chargeoffs                                                  $0.00
Aggregate Number of Notes Charged Off                                  30

Total Available Funds                                       $3,706,538.76

Ending Pool Balance                                        $36,373,189.47
Ending Pool Factor                                              0.0856083

Servicing Fee                                                  $33,090.31

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,076,239.66
     Target Percentage                                               6.00%
     Target Balance                                         $2,182,391.37
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($153,774.74)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.348%
Current Weighted Average Remaining Term (months):                   13.92

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days             $644,906.05      437
                                31 - 60 days            $197,516.43       99
                                60+  days                $55,615.02       33

     Total:                                             $898,037.50      451

     Balances:                  60+  days               $524,429.97       33

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $33,783.20
+    Excess Serv.                                       $119,991.54
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,076,239.66

Exhibit 20.1
Page 2 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of November 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $39,708,377.38
Ending Pool Balance                             $36,373,189.47

Collected Principal                              $3,335,187.91
Collected Interest                                 $355,608.68
Charge - Offs                                            $0.00
Liquidation Proceeds / Recoveries                   $15,742.17
Servicing                                           $33,090.31
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $3,673,448.45

Beginning Balance                               $39,708,377.38              $0.00     $33,598,609.16     $6,109,768.22

Interest Due                                       $218,269.00              $0.00        $183,392.41        $34,876.59
Interest Paid                                      $218,269.00              $0.00        $183,392.41        $34,876.59
Principal Due                                    $3,335,187.91              $0.00      $3,218,456.33       $116,731.58
Principal Paid                                   $3,335,187.91              $0.00      $3,218,456.33       $116,731.58

Ending Balance                                  $36,373,189.47              $0.00     $30,380,152.83     $5,993,036.64
Note / Certificate Pool Factor                                             0.0000             0.0921            0.4028
   (Ending Balance / Original Pool Amount)
Total Distributions                              $3,553,456.91              $0.00      $3,401,848.74       $151,608.17

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $119,991.54
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,076,239.66
(Release) / Draw                                  ($153,774.74)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.1
Page 3 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of November 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                   3                  2                   1
                                         Jul-98              Aug-98             Sep-98              Oct-98              Nov-98
Beginning Pool Balance              $56,826,065.47      $52,334,256.96     $48,298,120.37      $44,316,400.83      $39,708,377.38

A)   Loss Trigger:
Principal of Contracts Charged Off      $49,392.39          $17,175.65         $64,426.55          $64,317.23               $0.00
Recoveries                              $75,478.05         $113,251.22        $114,848.58          $90,319.88          $15,742.17

Total Charged Off (Months 5, 4, 3)     $130,994.59
Total Recoveries (Months 3, 2, 1)      $220,910.63
Net Loss / (Recoveries) for 3 Mos      ($89,916.04)(a)

Total Balance (Months 5, 4, 3)     $157,458,442.80 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -0.6853%

Trigger:  Is Ratio > 1.5%                       No
                                                                                Sep-98              Oct-98              Nov-98

B)   Delinquency Trigger:                                                     $474,686.84         $616,116.56         $524,429.97
     Balance delinquency 60+ days                                                0.98283%            1.39027%            1.32070%
     As % of Beginning Pool Balance                                              0.95386%            1.21819%            1.23127%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer